UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PUSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 9, 2010
DIAMONDHEAD CASINO CORPORATION
DELAWARE
COMMISSION FILE NUMBER: 0-17529
IRS EMPLOYER IDENTIFICATION NO. 59-2935476
1301 Seminole Boulevard, Suite 142
Largo, Florida 33770
(727) 674-0055
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a- 12 under the Securities Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
d) On June 9, 2010, the Board of Directors elected Martin C. Blount as a Director of the Company. Mr. Blount was not assigned to any Committee of the Board.
Mr. Blount is currently a Principal in Blount Asset Management, an asset management firm which handles investments for institutions and high net worth individuals and has over $100 million under current management.
Prior to his election as a Director, Mr. Blount had entered into various arrangements with the Company whereby he would be entitled to a commission in the event he was successful in securing a loan, other financing, or a joint venture partner for the Company. Specifically, he is entitled to a maximum of 4% of the amount of any debt financing obtained and 6% of the amount of any equity investment obtained as a result of his efforts. In addition, Mr. Blount has the option to convert up to $750,000 of any commission earned into an equivalent number of common shares at $ .75 per share. The conditions of the arrangements survive his election as a Director.

SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDHEAD CASINO CORPORATION
	By:	/s/ Deborah A. Vitale
Deborah A. Vitale
President and Chairman of the Board

Dated: June 15, 2010